EXHIBIT 5

                                  Law Offices of
                          Donovan Leisure Newton & Irvine
                               30 Rockefeller Plaza
                             New York, New York  10112


                                         January 19, 1996



           Alleghany Corporation
           375 Park Avenue
           New York, New York 10152

                     Re:  Alleghany Corporation
                          Registration Statement on Form S-8
                          Filed with the Securities and Exchange
                          Commission on January 19, 1996
                          --------------------------------------

           Gentlemen:

                     We are acting as counsel for Alleghany Corporation, a Delaware corporation ("Alleghany"), in connection with the registration by Alleghany under the Securities Act of 1933, as amended (the "Act"), of 15,000 shares of common stock, par value $1.00 per share (the "Shares"), to be offered pursuant to the Chicago Title and Trust Company Savings and Profit Sharing Plan (the "CT&T Savings Plan") under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 19, 1996 (the "Registration Statement"). The Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the CT&T Savings Plan.

                     We are familiar with the proceedings of Alleghany relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware.

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                     Based upon the foregoing, we are of the opinion
           that the Shares to be offered pursuant to the CT&T Savings Plan have been duly authorized and, when issued in accordance with the resolutions of the Board of Directors of Alleghany authorizing such issuance, will be validly issued, fully paid and nonassessable.

                     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      /s/ Donovan Leisure Newton & Irvine